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                                                                    EXHIBIT 99.1

Company Press Release

Merger of Northrop Grumman, Logicon Completed

LOS ANGELES, Aug. 1/PRNewswire/ -- Northrop Grumman Corporation (NYSE:NOC) announced today that its merger with Logicon, Inc. has been completed in a stock-for-stock transaction.

According to the definitive agreement for the merger that was announced last May, Logicon stockholders will receive 0.6161 of a Northrop Grumman share for each share of Logicon common stock.

Northrop Grumman will operate Logicon as a wholly owned subsidiary.